Exhibit 99.1

Exhibit 99.1

Leading the Way in Electricity SM

[Graphic Appears Here]

Business Update

March 2008

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Forward-Looking Statements

Statements contained in this presentation about future performance, including, without limitation, earnings, asset and rate base growth, load growth, capital investments, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s 2007 Form 10-K and subsequent reports filed with the Securities and Exchange Commission and are available on our website: www.edisoninvestor.com. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances.

EDISON INTERNATIONAL®

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What’s New Since Our Last Update

Updated Information

• 2007 results and forward-looking forecasts as appropriate

• 2008 earnings guidance and assumptions

Major SCE Topics

• Demand and meter installation outlook (p. 9)

• Power procurement outlook to 2015 (p. 10 & 11)

• Capital expansion and rate base growth 2008-2012 (p. 12 & 13)

• FERC investment incentives approved for major transmission projects (p. 14)

• Expanded disclosure of energy efficiency program (p. 16 & 17)

• Regulatory update including GRC timeline elements (p. 18)

Major EMG Topics

• Expanded wind pipeline (5,091 MW) (p. 20)

• EME awarded 10-year power purchase agreement for 479 MW (p. 28)

EDISON INTERNATIONAL®

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Strategic Overview

EDISON INTERNATIONAL®

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Edison International Value Drivers

EIX Integrated Platform

SCE Value Drivers

• Strong focus on infrastructure investment helps ensure reliability

• Tight system reserve margins keep focus on power procurement

• Energy Efficiency programs represent a new earnings opportunity

• Proposed $19.0 billion, 5-year capital investment plan1

52% - Expand and strengthen distribution system

29% - New transmission for renewable interconnection and system reliability

13% - San Onofre steam generators and other generation

6% - Edison SmartConnectTM metering program

• Strengthened regulatory framework

Three-year forward rate-setting

Cost of capital

Procurement cost recovery mechanisms

FERC transmission incentives

• Financial performance

Earning assets expected to grow 12%+ annually from 2007 - 2012

EMG Value Drivers

• Low-cost coal generation portfolio

Adjusted EBITDA has exceeded $1 billion annually2

• Favorable capacity market trends

• Operational and marketing/trading capabilities

Improving merchant price trends

Experienced/value-added trading capability

• Long-term environmental plan for Midwest Generation

• Financial Flexibility & allocation of cash

Hedging collateral

• Diversify and grow the generation portfolio

Emphasize renewables, natural gas, IGCC (longer-term)

1 Subject to timely receipt of permitting, licensing and regulatory approvals. See “SCE Capital Investment” (slide 12) for further information.

2 See adjusted EMG EBITDA in appendix for reconciliation to net income.

EDISON INTERNATIONAL®

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Our Business Portfolio

Financial data is for the year ended December 31, 2007

Edison International
Revenue	$13.1
Operating Cash Flow	$3.2
Generation Capacity (MW)	14,955
Market Capitalization	$16.6

Southern California
Edison
Revenue	$10.5
Operating Cash Flow	$3.0
Generation Capacity (MW)	5,502
Population Served (MM)	13+

Edison Mission
Group
Revenue	$2.6
Operating Cash Flow	$0.6
Generation Capacity (MW)	9,453
Wind Pipeline (MW)	5,000+

Note: Capacity and wind pipeline data is as of December 31, 2007, and market capitalization is as of February 27, 2008. Dollar amounts in billions, population served in millions. Edison Mission Group includes Edison Mission Energy and Edison Capital.

EDISON INTERNATIONAL®

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Financial Strategies

Funding Growth Investments

• Southern California Edison

Operating cash flow and financing

• Edison Mission Energy

Cash on hand, operating cash flow and project debt

Focus on organic growth

Credit Objectives1

• Southern California Edison

A rating metrics (current: S&P BBB, Fitch A, Moody’s A3)

• Edison Mission Energy

BB rating metrics (current: S&P & Fitch BB-, Moody’s B1)

Dividend Policy

• Targeting annual dividend increases

• Dividend increases balanced with growth investments

• Parent financing capacity supports financial strategies

1 Senior unsecured credit ratings shown.

EDISON INTERNATIONAL®

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2008 Earnings Guidance

Reconciliation of Core Earnings Guidance to Reported Earnings Guidance

		2008 Guidance as of
Core EPS1	2007 Results	2/27/2008
Southern California Edison	$2.07	$2.18	—	$2.28
Edison Mission Group	1.72	1.57	—	1.87
EIX parent company and other	(0.10)		(0.14)
EIX core earnings per share	$3.69	$3.61	—	$4.01
Non-Core Items
Southern California Edison	0.10		—
Edison Mission Group	(0.46)		—
Total Non-Core Items	(0.36)		—
EIX reported earnings per share	$3.33	$3.61	—	$4.01

Key Factors/Assumptions

SCE

• 11.5% Return on Equity

• Energy Efficiency potential - $0.08

EMG

• Forward hedge positions and prices as of 1/31/08

• EMMT pre-tax trading margin - $75M

• Lower pre-tax earnings from EMG’s Sycamore and Watson projects

Other

• No changes in GAAP accounting

• Excludes discontinued operations

1 See use of Non-GAAP Financial Measures in appendix. The expected impact of participating securities is $(0.04) per share for 2007 results and $(0.05) per share for 2008 guidance and is included in EIX parent company and other. Reported earnings per share refers to basic earnings per share.

EDISON INTERNATIONAL®

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Southern California Edison (SCE)

[Graphic Appears Here]

An Investor-Owned Electric Utility

EDISON INTERNATIONAL®

Leading the Way in ElectricitySM

SCE System Growth

SCE Growth1

New Meter Connections

100,000 87,708

83,979

77,437

73,204

80,000 67,002

63,463 61,521

60,000

40,000

20,000

0

2002 2003 2004 2005 2006 2007 2008

Forecast

Peak Demand

25,000 23,883

22,889 23,303

23,000 21,934

20,762

MW 21,000 20,136

18,821

19,000

17,000

15,000

2002 2003 2004 2005 2006 2007 2008

Forecast

New meter connections

~453,000 meters added in past 6 years

Slower growth in new customers allows for resource deployment to infrastructure replacement

KWh Sales

SCE earnings are unaffected due to decoupling revenues from sales consistent with California’s constructive regulatory model

Peak Demand

August 2007 demand peak 23,303 MW

~2.5% peak demand growth expected in 2008

Customer and load growth keeps statewide focus on the need to expand, replace and strengthen the utility infrastructure

1 2008 figures projected for full-year.

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SCE Long-Term Resource Objectives


Supply and Demand Balance (MW)
Power Resource Needs
Supply Objectives
830
New Renewables
Other Projects Underway
4,790
4,176
1,874
1,339
319
Increased Demand Requirement[1]
Potential Retirements
Anticipated New Generation
New Demand-Side Resources
Potential Need by 2015[2]

1 Relative to 2007; data as of February 2008, includes planning reserve margin (PRM) of 15%.
Source: 2006 SCE long-Term Procurement Plan Final Decision; CEC November Load Forecast.
2 This number is without DPV2


System Reliability
Price Stability
Environmental Considerations

Balance Objectives
- Energy efficiency
- Demand response
- Renewable resources
- Distributed generation
- Clean fossil fuel generation

Load growth, retirements, and renewable mandates drive power resource needs
- ~6,700 MW new resources required
- ~1,350 MW new generation contracts awarded March 2008
- ~350 MW still to be procured

10

EDISON INTERNATIONAL®

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SCE Renewable Energy Goals

Billion kWh

[Graphic Appears Here]

23% Increase

16

13

2006 Actual Procurement

2010 Goal

It is unlikely that SCE will have 20% of its energy delivered from renewable resources by 2010; however, SCE may remain RPS compliant through the flexible compliance rules

Key challenges include

Transmission

Unexpectedly high customer demand

Demonstrate RPS compliance through

Continued, aggressive procurement efforts

Use of flexible compliance rules

EDISON INTERNATIONAL®

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SCE Capital Investment

Proposed $19 Billion Five-Year Capital Spending Plan

$ Billions

$ 5

$ 4.3 $ 4.4

$ 3.9

$ 4 $ 3.6

$ 3 $ 2.8

$ 2

$ 1

$ 0

2008

2009

2010

2011

2012

Forecast by Classification
	$		%
Edison SmartConnectTM		1.2	6
Generation		2.5	13
Transmission		5.5	29
Distribution		9.8	52
Total1		19.0	100
Current Forecast by Proceeding
	$		%
CPUC Rate Cases		11.8	62
CPUC Project Specific		1.7	9
FERC Rate Cases		5.5	29
Total1		19.0	100

$19 billion capital spending plan over next 5 years

In 2007, SCE substantially advanced major multi-year projects comprising more than 75% of this plan

1 Subject to timely receipt of permitting, licensing and regulatory approvals. Forecast is as of February 2008 and includes $692 million of capital spending for DPV2, the majority of which is expected to occur in 2009 and 2010. The Arizona Corporation Commission (ACC) denied approval of the DPV2 project. The denial has resulted in a minimum two-year delay of the project. SCE has initiated pre-filing activities with the FERC and is continuing to work with ACC on acceptable alternatives.

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

SCE Earnings Asset Base

Forecast SCE Rate Base 2007-20121

$ Billions

12+% Compound Annual Growth

$ 23.0

$ 24

$ 20.8

$ 21

$ 18.0

$ 18

$ 15.4

$ 15 $ 12.7

$ 11.7

$ 12

$ 9

$ 6

$ 3

$ 0

2007

2008

2009

2010

2011

2012

[Graphic Appears Here]

With effective execution of SCE’s capital expenditure program and continued regulatory support, the utility earnings asset base should nearly double by 2012

1 Includes impact of 2006 CPUC and 2006 FERC GRC decisions and forecasted rate base for FERC (2007-2012) and CPUC (2009-2012) which are subject to timely receipt of permitting, licensing and regulatory approvals; includes estimated impacts of the November 15, 2007 FERC incentives decision allowing construction work-in-process (CWIP) recovery in rate base and the Economic Stimulus Act of 2008. Forecast is as of February 2008 and includes $692 million of capital spending for DPV2, the majority of which is expected to occur in 2009 and 2010. The Arizona Corporation Commission (ACC) denied approval of the DPV2 project. The denial has resulted in a minimum two-year delay of the project. SCE has initiated pre-filing activities with the FERC and is continuing to work with ACC on acceptable alternatives.

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

SCE Growth Driver – Transmission Investment

- Tehachapi transmission line to interconnect up to 4,500 MW of generation
- New transmission needed to strengthen system reliability and access economical power


NEVADA
CALIFORNIA
Midway (PG&E)
Tehachapi
Windhub
SCE Service Territory
Las Vegas
Eldorado
Antelope
Palmdale
Lugo
Vincent
Mohave
ARIZONA
Santa Clarita
Pardee
Rancho Vista
Mira Loma
Devers
Serrano
Valley
Palm Springs
Phoenix
Palo Verde
Los Angeles
Santa Ana
San Diego
Existing 500kV
DPV2 & Rancho Vista 500kV
Tehachapi Segments 1-3 500kV
Tehachapi Segments 4-11 500kV

Project Name	Phase	In-Service	2008-2012 ($ Millions)[1]	FERC Adders (bps)[3]
Renewables				
Tehachapi Segments 1–3	Construction	2008-2009	328	175
Tehachapi Segments 4–11	Licensing	2011-2013	1,742	175
Other Projects	Licensing	Various	933	—
Total Renewables			3,003	
Reliability				
Rancho Vista Substation	Construction	2009	192	125
Other Projects	Various	Various	1,589	—
Total Reliability			1,781	
Economics				
DPV2	Licensing[2]	2011	692	175
Total Economics			692	
Grand Total			**5,476**	

FERC investment incentives will provide important earnings and cash flow benefits

1 Subject to timely receipt of permitting, licensing and regulatory approvals. Forecast is as of February 2008.
2 All approvals have been received except the Bureau of Land Management and the Arizona Corporation Commission (ACC). The ACC denied approval of the DPV2 project. The denial has resulted in a minimum two-year delay of the project. SCE has initiated pre-filing activities with the FERC and is continuing to work with ACC on acceptable alternatives.
3 Includes 50b.p. ROE adder for belonging to CAISO and 125b.p. project specific adder for Tehachapi & DPV2 and 75b.p. project specific adder for Rancho Vista

14

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

SCE Growth Driver – Edison SmartConnectTM

Phase III Meter Installation Timeline Cumulative Capital Spending & Meter Installations

2008	2009	2010	2011	2012
$100 M	$450 M	$800 M	$1,100 M	$1,245 M
–	1.4 M	3.0 M	4.6 M	5.3 M

Highlights

Phase III application filed July 2007 to deploy to 5.3 million residential and small commercial customers between 2008 – 2012

Estimated total project cost is $1.7 billion, of which approximately $1.25 billion is capital cost to be included in rate base1

SmartConnectTM combines the efforts of IBM, Itron and eMeter to manage system integration, meter technology and data management, respectively

Edison SmartConnectTM has the potential to reduce peak power consumption by as much as 1,000 MW and reduce GHG emissions by 365,000 metric tons per year

Integrate Homes with the Utility Circuit

Integrate Smart Appliances with the Home

SCE leadership in advanced metering infrastructure

1 Subject to CPUC approval.

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

SCE Growth Driver – Nation's Leader in Energy Efficiency

1992 to 2006 National EE Leaders[1]


10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
GWh
9,031
7,090
4,041
3,863
2,226
SCE
PG&E
NSP
FPL
CL&P

EE Milestones

- SCE has 69 energy efficiency programs, providing financial incentives and/or other benefits for saving energy and shifting usage from on-peak periods
- During the past 5 years –
  - SCE customers have saved more than 5 billion kWhs – enough to power over 700,000 homes for an entire year
  - SCE has reduced greenhouse gas emissions by 2 million metric tons – the equivalent of taking 375,000 cars off the road
- SCE has consistently won national recognition including:
  - 7 United States Department of Energy "Energy Star" awards
  - 2 Environment Protection Agency "Stratospheric Ozone Protection" awards, including the "Best of the Best International Stratospheric Ozone Protection Award" for 2007
  - Alliance to Save Energy "Star of Energy Efficiency" award
  - American Council for an Energy Efficient Economy "Champion of Energy Efficiency" award

SCE's strong performance history in EE coupled with a Constructive Regulatory Environment has SCE poised for future Success

1 US Department of Energy, Energy Information Administration

16

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Energy Efficiency Earnings Opportunity

CPUC Approved Energy Efficiency (EE) Shareholder Incentive Mechanism1

	2006-2008 EE Cycle				2009-2011 EE Cycle
Year	2006	2007	2008		2009		2010		2011		2012		2013
			65	% of	65	% of	35	% of	65	% of	65	% of	35	% of
Potential			2006-		2008		2006-		2009-		2011		2009-
Earnings			2007		savings		2008		2010		savings		2011
Profile by			savings	2			savings		savings	2			savings
Year3							plus						plus
							true-up						true-up

SCE, the national leader in energy efficiency, is targeting $1.2 billion in net customer savings for 2006-2008 Three-year earnings opportunity of up to ~$146 million (pre-tax) for the 2006-2008 period4

1 Based upon September 20, 2007 and January 31, 2008 decisions released by the California Public Utilities Commission (CPUC).

2 There is no assurance of earnings in any given year. If approved by the CPUC, SCE currently projects, based on preliminary results, that it will record a progress payment in the range of $41 million to $49 million in the fourth quarter of 2008 for the years (2006-2007) of the program cycle. SCE expects to collect this progress payment in rates in 2009. SCE is scheduled to file advice filings in September of each year requesting recovery of the progress payments. SCE expects it will recognize earnings in the amount of the progress payments upon CPUC acceptance of its filing, expected in the fourth quarter of each year.

3 Assumes SCE achieves all of its energy efficiency goals, and delivers customer benefits of approximately $1.2 billion. Based on forecast, cash is received in the year following the period when earnings are recognized.

4 The January 2008 modifications incorporate an update to the effective useful life of the energy efficiency measures installed. If the draft CPUC effective useful life study is adopted in its current form, the effective useful life of residential compact fluorescent lights, one of the largest contributors to SCE’s energy efficiency portfolio, would be reduced and SCE’s earnings opportunity would decrease to approximately $124 million.

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Constructive Regulatory Environment

	Element	Regulatory Details

	Forward looking rate-making	GRC provides three-year forward-looking rate-setting mechanism based forecast spending

GRC	Expected cost-inflation provided for in rate-making process	Adopted operation and maintenance costs include approval for cost inflation assumptions for principal operating costs such as labor and benefits

State support for reliable electric system infrastructure

	Trigger mechanism for fuel and purchased power cost recovery	Fuel and purchased power costs are covered through a separate balancing account process, with predetermined trigger mechanisms for recovery of

Procurement	Advanced approval of annual procurement plans for purchased power	higher costs Upfront review of utility procurement decisions based on demonstration low-cost dispatch

Cost of Capital	Enabling strong investing capabilities to support growth and reliability needs	Consistently fair returns allowed. An 11.5% ROCE approved for 2008

Energy Efficiency	Providing alternative forms of shareholder incentives	CPUC adopted incentive mechanism allows for incentives and penalties capped at $ 200 million for three-year period 2006-2008 with second three-year period to follow

California’s regulatory framework supports growth and reliability needs

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Edison Mission Group (EMG)

[Graphic Appears Here]

A Competitive Power Generation Company

EDISON INTERNATIONAL®

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EMG Business Platform

Washington

Natural Gas 70 MW

California

Natural Gas 964 MW Natural Gas (UC) 479 MW

Arizona

Wind (Pipeline) 1,140 MW

Wyoming

Wind (UC) 141 MW

Utah

Wind (Pipeline) 70 MW Wind (UC) 19 MW

Oklahoma

Wind 95 MW

Wind (Pipeline) 300 MW

Nevada

Wind (Pipeline) 515 MW

New Mexico

Wind 90 MW

Wind (Pipeline) 1,070 MW

Texas

Wind 161 MW Wind (UC) 150 MW Wind (Pipeline) 480 MW

Iowa

Wind 145 MW

Wind (Pipeline) 200 MW

Minnesota

Wind 75 MW Wind (UC) 70 MW Wind (Pipeline) 149 MW

Nebraska

Wind (Pipeline) 80 MW

Illinois

Coal 5,471 MW Natural Gas 305 MW Wind (Pipeline) 520 MW

Maryland

Wind (Pipeline) 95 MW

Wisconsin

Wind (Pipeline) 100 MW

New York

Wind (Pipeline) 140 MW

West Virginia

Coal 40 MW

Wind (Pipeline) 232 MW

Pennsylvania

Coal 1,884 MW Wind (UC) 67 MW

Operating Platform1

	MW	%
Coal	7,395	79%
Natural Gas	1,339	14%
Wind	566	5%
Other	153	2%
	9,453	100%

Wind Development Pipeline1

MW
Under Construction	447
Pipeline2	5,091
Turbines (Not Shown)	1,166
Gas Pipeline3
MW
Gas Plant (UC)	479

1 Natural gas includes oil-fired; other includes Doga in Turkey (144 MW) and Huntington biomass (9 MW) which are not shown. Turbines purchased or committed to support development pipeline. Data as of December 31, 2007.

2 Owned or under exclusive agreement.

3 Data as of March 7, 2008

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Midwest Generation – Operating Performance

2007 vs. 2006

• Generation up 3.7%

• Forced Outage Rate impacted by unplanned maintenance outages at Powerton Station (1,538 MW) during 4Q 07.

Operating Statistics	2007	2006
Total Generation (GWh)	29,961	28,898
Equivalent Availability	75.8%	79.3%
Capacity Factor	60.9%	58.8%
Load Factor	80.4%	74.1%
Forced Outage Rate	9.7%	7.9%

All-in average realized price increased 13% in 2007 compared to last year

All-in Average Realized Prices1

$ 60

$ 53.53 $ 53.36

$ 47.03

$ 42.95

$ 40

$ 40.28 $ 40.00

$ 33.84

$ 30.69

$/MWh

$ 20

$ 13.25 $ 12.26 $ 13.36 $ 13.19

$ 0

4Q 07 4Q 06 2007 2006

Average realized gross margin ($/MWh)2

Average fuel and emission costs ($/MWh)

1 Includes the price of energy, capacity, ancillary services, etc.

2 Average realized gross margin is equal to all-in average realized prices less average fuel and emission costs.

EDISON INTERNATIONAL®

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Homer City –Operating Performance

2007 vs. 2006

• Generation up 11.1%

• Strong operating performance across the board in 2007

Operating Statistics	2007	2006
Total Generation (GWh)	13,649	12,286
Equivalent Availability	89.4%	81.9%
Capacity Factor	82.5%	74.3%
Load Factor	92.4%	90.7%
Forced Outage Rate	4.1%	13.5%

All-in average realized price increased 15% in 2007 compared to last year

All-in Average Realized Prices1

$ 60 $ 56.68 $ 56.52

$ 48.61 $ 49.20

$ 40 $ 32.85 $ 34.07

$ 27.05 $ 26.14

$/MWh

$ 20

$ 23.83 $ 21.56 $ 22.45 $ 23.06

$ 0

4Q 07 4Q 06 2007 2006

Average realized gross margin ($/MWh)2

Average fuel and emission costs ($/MWh)

1 Includes the price of energy, capacity, ancillary services, etc.

2 Average realized gross margin is equal to all-in average realized prices less average fuel and emission costs.

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EMG Hedge Program Status

Status at December 31, 2007

	2008	2009	2010
Midwest Generation
Energy Only Contracts
Megawatt hours (in GWh)	10,838	7,692	3,472
Average Price ($/MWh)	$61.27	$62.38	$62.62
Load Requirement Services Contracts
Estimated GWh1	5,613	1,632	—
Average Price ($/MWh)2	$64.01	$63.65	—
Total estimated GWh hedged	16,451	9,324	3,472
Coal under contract (in millions of tons)	17.5	11.7	11.7
Homer City
Total estimated GWh hedged	7,232	2,8673	1,022
Average Price ($ /MWh)4	$60.85	$73.84	$77.80
Coal under contract (in millions of tons)	5.7	4.4	0.3

1 The amount of power sold is a portion of the retail load of the purchasing utility and can vary significantly with variations in that retail load. Retail load depends upon a number of factors, including the time of day and year, and the utility’s number of new and continuing customers. Estimated MWh have been forecast based on historical patterns and on assumptions regarding the factors that may affect retail loads in the future. The actual load will vary from that used for the above estimate, and the amount of variation may be material.

2 The average price per MWh, which is subject to a seasonal price adjustment, represents the sale of a bundled product that includes, but is not limited to, energy, capacity and ancillary services. Also, Midwest Generation will incur charges from PJM as a load-serving entity. Thus, the average price per MWh is not comparable to the sale of power under an energy only contract. The average price per MWh represents the sale of the bundled product based on an estimated customer load profile.

3 Homer City hedge position for 2009 was incorrectly reported as 3,890/GWh at September 30, 2007. The correct hedge position for 2009 was 2,867/GWh. There was no change in the hedge position during the fourth quarter.

4 The average price/MWh for Homer City’s hedge position is based on PJM West Hub prices. As a result of transmission congestion in the PJM, actual energy prices at the Homer City busbar have been lower than those at the PJM West Hub.

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EMG Capacity Sales

Status at December 31, 2007

	Jan. 1, 2008 — May 31, 2008		June 1, 2008 — May 31, 2009		June 1, 2009 — May 31, 2010		June 1, 2010 — May 31, 2011
	Midwest	Homer	Midwest	Homer	Midwest	Homer	Midwest	Homer
Megawatts except price per MW-day	Generation	City	Generation	City	Generation	City	Generation	City
INSTALLED CAPACITY	5,776	1,884	5,776	1,884	5,776	1,884	5,477	1,884
Less: Net capacity held due to loadrequirement services contracts,1and retained for outages	(2,673)	(207)	(1,613)	(173)	(447)	(214)	(548)	(71)
NET CAPACITY AVAILABLE FOR SALE	3,103	1,677	4,163	1,711	5,329	1,670	4,929	1,813
Fixed Price Capacity Sales
RPM Auction Process
• Net Capacity Sold	2,603	786	3,283	820	4,614	1,670	4,929	1,813
• Price per MW-day	$40.80	$40.80	$111.92	$111.92	$102.04	$191.32	$174.29	$174.29
Non-unit Specific Capacity Sales
• Net Capacity Sold	500	—	880	—	715	—	—	—
• Price per MW-day (Net)	$21.31	$—	$64.35	$—	$71.46	$—	$—	$—
Variable Capacity Sales
Third Party Transaction
• Capacity	—	891	—	891	—	—	—	—
• Expected price per MW-day2	$—	$66.71	$—	$69.50	$—	$—	$—	$—
TOTAL CAPACITY SOLD	3,103	1,677	4,163	1,711	5,329	1,670	4,929	1,813
AVERAGE PRICE PER MW-DAY	$37.66	$54.57	$101.86	$89.83	$97.94	$191.32	$174.29	$174.29

1 Load requirements services contracts include energy, capacity and ancillary services.

2 Actual contract price for Homer City sale is a function of NYISO capacity auction clearing prices. Expected price per MW-day is based on forward over-the-counter NYISO prices on December 31, 2007.

EDISON INTERNATIONAL®

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Edison Mission Marketing and Trading

Edison Mission Marketing and Trading (EMMT)

- Optimize forward sales opportunities
  - Extending hedge program
  - Reducing collateral requirements
- EMMT provides opportunistic trading revenues
  - Leverage knowledge gained from managing merchant coal fleet
  - Trading primarily transmission congestion products and electricity basis spreads
  - Entering California and Texas markets
- Controls on types and sizes of exposures
  - Allowed products and region (large majority of positions are low-risk congestion contracts)
  - VaR, volumetric, duration and credit limits

EMMT Trading Margin[1]
(pre-tax)


($M)
250
200
150
100
50
0
$34
$23
$195
$130
$143
2003
2004
2005
2006
2007

Edison Mission Marketing and Trading provides significant incremental income from trading activity

1 Income from energy trading represents the gains recognized from price changes related to contracts for electricity, fuels and transmission congestion. The overhead cost of energy trading is excluded.

25

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EMG Environmental Compliance

MWG Compliance Plan

Phase I – Mercury Reductions

90% removed by 2015

Installation of Activated Carbon Injection (ACI) technology by July 2009

Estimated cost of $60 million

Phase II – NOx Reductions

Emissions of .11 lbs. per million Btus by 2011 (66% reduction)

Installation of primarily Selective Catalytic Reduction (SCR) systems by the end of 2011

Estimated cost of $450 million

Phase III – SO2 Reductions

Emissions of .11 lbs. per million Btus by 2019, with interim step-down (78% reduction)

Flue Gas Desulfurization (FGD) technology

Estimated cost $2.2 – $2.9 billion

Homer City Compliance Plan

PA State Implementation Plan for CAMR and CAIR adopted

Homer City will comply with 2010 phase of mercury requirements by installing ACI on Units 1 & 2

EMG expects to update its environmental capital expenditure estimates by the end of 2008.

Note: Cost estimates are in 2006 dollars.

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Wind Energy Development Strategy & Portfolio

Wind Energy Development Strategy

Strategic importance to growth plan

Contributes to portfolio diversification

Objective is to attain national scope and leadership scale

Leverages successful wind energy experience to date

• Wind energy provides attractive opportunities

Growing RPS requirements and national desire for renewables

Production tax credits

Accelerated depreciation (MACRS) over 5 years

Mainly long-term contracts for output

Wind Project Portfolio & Development Pipeline

Projects1	No. of Projects	MW
In-Service	13	566
Under Construction	8	447
Total Projects	21	1,013
Development Pipeline2	39	5,091
Turbines
Purchased and under option		1,166

1 Data as of December 31, 2007. Turbines purchased or committed to support development pipeline. Working through wind turbine generator blade issues.

2 Owned or under exclusive agreements.

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Other EMG Growth Opportunities

Natural Gas-Fired Generation

• Walnut Creek, CA – Awarded 10-year power purchase agreement with Southern California Edison for 479 MW – Online June 1, 2013

• Sun Valley, CA opportunity (500 MW) in permitting and engineering stage

• Potential acquisitions of assets or portfolios

Will be selective and disciplined

Assets complement marketing and trading skills

Longer-Term

Solar power generation

Advanced fossil fuel technologies with carbon capture

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Appendix

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

SCE Regulatory Update

	Case Number	Date of Filing	Status	Next Milestone
Evidentiary Hearings begin
			GRC Application filed and	May 29, 2008
GRC	A.07-11-011	November 2007		Proposed decision expected Nov. 4, 2008
CPUC schedule approved
Final decision expected Dec. 4, 2008
Cost of Capital		May	11.5% ROCE established in	None
	A.07-05-003		D. 07-12-049
(COC)		2007
			The possibility of a multi-year cost of	Proposed Decision scheduled
COC Multi- Year		May
	A.07-05-003		capital mechanism, as opposed to	March 24, 2008
Program		2007
annual filings.
	A.04-12-007/8	December	Decision Granted D. 07-03-012 / 045	Construction began March 2008
Tehachapi	(Segments 1-3)	2004
			Pre-hearing conference held August,	Draft EIR/EIS scheduled August,
Transmission	A.07-06-031	June		2008. Decision anticipated late
2007. Supplemental cost testimony
	(segments 4-11)	2007	filed in October, 2007	2008 / early 2009
DPV 2 –	ACC:		ACC denied approval of	Initiated pre-filing activities with
		May		FERC. Continuing to work with ACC
Transmission1	L-00000A-06-		application in May, 2007
		2006		on acceptable alternatives.
0295-00130
Edison	Phase III	July	Phases I and II approved	Final Phase III decision expected
SmartConnectTM	A.07-07-026	2007	Phase III filed	July 2008
Awaiting intervenor comments on
Capacity Market		December		Final Decision expected
	R.05-12-013		Phase 2/Track 2 proposals, comments
		2005		May 2008.
due March 14, 2008.
Long-Term			D. 07-12-052 approved an additional
		December	1,200 - 1,700 MW, in addition to the 305	Procuring 1,700 MW
Procurement	R.06-02-013
		2006	MW remaining from SCE’s standard-track	by 2015
Plan2			RFO, procurement through 2015

1 CPUC has approved (A. 05-04-015) and FERC has declared it a National Interest Electric Transmission Corridor (N.I.E.T.C.)

2 SCE has the opportunity to bid into building generation for the 1,200 – 1,700 MW of additional power

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Fourth Quarter Financial Results

Reconciliation of Core Earnings to Reported Earnings

Core Earnings		4Q 07	4Q 06		Var.
SCE		$0.37	$0.32		$0.05
EMG		0.30	0.36		(0.06)
EIX parent company		(0.02)	(0.03)		0.01
and other
Core EPS1		$0.65	$0.65	$	?
Non-core Items
SCE	$	?	$0.16		$(0.16)
EMG		(0.01)	0.06		(0.07)
Total Non-Core		$(0.01)	$0.22		$(0.23)
Basic EPS		$0.64	$0.87		$(0.23)
Diluted EPS		$0.64	$0.87		$(0.23)

Core Earnings Variances

SCE
Settlement of a tariff dispute	0.05
EMG
Midwest Generation
Lower interest expense from debt repayment in 2Q 07 and higher	0.06
realized energy margin, partially offset by higher maintenance costs and SFAS #133 impact
Homer City
Higher energy margin, mostly offset by SFAS #133 impact	0.01
EMMT2
Higher trading margin	0.05
Corporate Expense and Other Items	(0.07)
Edison Capital
2006 infrastructure fund gains and other	(0.11)
Non-Core Variances
SCE 4Q 06 resolution of a state tax apportionment issue $0.15	(0.16)
and generator refund incentive $ 0.01
EMG 4Q 07 includes ($0.01) from discontinued operations; 4Q 06	(0.07)
includes $0.07 from discontinued operations and ($0.01) from early debt extinguishment charges

1 See use of Non-GAAP Financial Measures in appendix. The impact of participating securities is included in EIX parent company and other, and was $(0.01) per share for each of the quarters ended December 31, 2007 and 2006.

2 EMMT overhead is excluded from trading margin.

Leading the Way in Electricity SM

Full-Year Financial Results

Reconciliation of Core Earnings to Reported Earnings

Core Earnings	2007	2006	Var.
SCE	$2.07	$1.89	$0.18
EMG	1.72	1.30	0.42
EIX parent company	(0.10)	(0.12)	0.02
and other
Core EPS1	$3.69	$3.07	$0.62
Non-core Items
SCE	$0.10	$0.49	$(0.39)
EMG	(0.46)	0.02	(0.48)
Total Non-Core	$(0.36)	$0.51	$(0.87)
Basic EPS	$3.33	$3.58	$(0.25)
Diluted EPS	$3.31	$3.57	$(0.26)

Core Earnings Variances
SCE
Higher operating margin, settlement of a tariff dispute and lower	0.18
income taxes, partially offset by higher net interest expense
EMG
Midwest Generation
Higher energy margin (generation and realized energy prices) and	0.39
lower interest expense, partially offset by SFAS #133 impact and higher maintenance costs
Homer City
Higher energy margin (generation and realized energy prices), partially	0.14
offset by SFAS #133 impact
Income from Other Projects	0.07
EMMT2
Higher trading margin	0.03
Corporate Expense and Other Items
Higher development costs, corporate expenses and other	(0.15)
Edison Capital
2006 infrastructure fund gains and other	(0.06)
Non-Core Variances
SCE 2007: $0.10 income tax treatment of certain environmental	(0.39)
remediation costs; 2006: $0.40 resolution of regulatory and tax issues, generator settlement $0.07, and generator refund incentive $ 0.02
EMG 2007 and 2006 include ($0.45) and ($0.28) for early debt	(0.48)
extinguishment charges, and ($0.01)and $0.30 for discontinued opeartions, respectively

1 See use of Non-GAAP Financial Measures in appendix. The impact of participating securities is included in EIX parent company and other, and was $(0.04) and $(0.05) per share for year-to-date December 31, 2007 and 2006, respectively.

2 EMMT overhead is excluded from trading margin.

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EMG 2006-2007 Adjusted EBITDA

Reconciliation to Net Income ($ Millions)	2007	2006
Net Income	$410	$432
Addback (Deduct):
Cumulative change in accounting, net of tax	—	—
Discontinued operations	2	(97)
Income from continuing operations	412	335
Interest expense	323	409
Interest income	(101)	(118)
Income taxes	170	154
Depreciation and Amortization	172	157
EBITDA	976	937
Production tax credits1	28	17
Discrete items:
Loss on lease termination, asset impairment and other	—	—
Impairment of equity method investment	—	—
Gain on sale of assets	(1)	(22)
Loss on early extinguishment of debt	241	146
Adjusted EBITDA	$1,244	$1,078

Note: EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA includes production tax credits from EMG’s wind projects and excludes amounts from gain on the sale of assets, loss on early extinguishment of debt and leases, and impairment of assets and investments.

1 Production tax credits (PTC) are after-tax.

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EMG Liquidity Profile

Available Liquidity

Sources ($ Millions)	2007	2006
EME Revolver	$507	$473
MWG Revolver	497	495
Cash & Short term investments1	1,230	2,181
Total	$2,234	$3,149

$1.1 billion of credit facilities between MWG and EME

1 Excludes $121 million and $73 million of cash collateral held by counterparties at 12/31/07 and 12/31/06, respectively.

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EMG Capital Expenditures

Estimated Expenditures[1]


2008 – 2010
Growth Commitments
Environmental Plan
Plant/Corporate Capex Plan
$ Millions
1000
800
600
400
200
0
$861
$729
$380
2008
2009
2010

Total $1,970 Million

Estimated Expenditures (2008 – 2010)

- Additional growth opportunities
- Additional wind turbines
- Balance of plant costs for purchased wind turbines
- Homer City will comply with 2010 phase of mercury requirements

Estimated Expenditures After 2010

- Midwest Generation environmental spending plan
- Evaluating FGD installation at Homer City
- Additional growth opportunities

1 EMG expects to make substantial investments in new projects during the next three years. As of December 31, 2007, EMG had a development pipeline of potential wind projects with an estimated installed capacity of over 5,000 MW (the development pipeline represents potential projects for which EME either owns the project rights or has exclusive negotiation rights). Completion of these projects is dependent upon a number of items which may include, depending on the project's status, completion of a power sales agreement, permits, an interconnection agreement or other agreements necessary to start construction. Additional projects may from time to time be added to the development pipeline, and there is no assurance that the projects included in the development pipeline currently or added in the future will lead to the successful completion of a wind project.

35

EDISON INTERNATIONAL®

Leading the Way in Electricity SM

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and EPS by principal operating subsidiary internally for financial planning and for analysis of performance. We also use core earnings and EPS by principal operating subsidiary as primary performance measurements when communicating with analysts and investors regarding our earnings results and outlook, as it allows us to more accurately compare the company’s ongoing performance across periods. Core earnings exclude discontinued operations and other non-core items and are reconciled to basic earnings per common share.

EPS by principal operating subsidiary is based on the principal operating subsidiary net income and Edison International’s weighted average outstanding common shares. The impact of participating securities (vested stock options that earn dividend equivalents that may participate in undistributed earnings with common stock) for each principal operating subsidiary is not material to each principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which we refer to as EIX parent company. EPS and core EPS by principal operating subsidiary are reconciled to basic earnings per common share.

A reconciliation of Non-GAAP information to GAAP information, including the impact of participating securities, is included either on the slide where the information appears or on another slide referenced in the presentation.

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